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                                                                 EXHIBIT 99.1(C)

                         NETOPIA, INC. and SUBSIDIARY
                              UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
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

                                                            COMPANY               PRO FORMA              PRO FORMA
                                                          HISTORICAL             ADJUSTMENTS             BALANCES
                                                        --------------          -------------           -----------
Revenues:
  Internet/Intranet products........................         $20,170                                       $20,170
  LAN products......................................          32,023                (32,023) (a)                --
                                                        --------------                                  -----------
     Total revenues.................................          52,193                                        20,170

Cost of revenues:
  Internet/Intranet products........................           6,396                                         6,396
  LAN products......................................          20,810                (20,810) (a)                --
                                                        --------------                                  -----------
     Total cost of revenues.........................          27,206                                         6,396
                                                        --------------                                  -----------
     Gross profit...................................          24,987                (11,213) (a)            13,774

Operating expenses:
   Research and development.........................           8,839                 (1,662) (a)             7,177
   Selling and marketing............................          15,540                 (4,961) (a)            10,579
   General and administrative.......................           3,291                   (346) (a)             2,945
                                                        --------------          -------------           -----------
     Total operating expenses.......................          27,670                 (6,969)                20,701
                                                        --------------          -------------           -----------
     Operating income (loss)........................          (2,683)                 4,244                 (6,927)

Other income, net...................................           1,869                                         1,869
                                                        --------------                                  -----------
   Income (loss) from continuing operations
     before income taxes............................            (814)                 4,244                 (5,058)
Income tax (benefit) provision......................            (285)                 1,721  (b)             1,436
                                                        --------------          -------------           -----------
     Income (loss) from continuing operations.......            (529)                 5,965                 (6,494)
Discontinued operations.............................              --                     96  (c)                96
                                                        --------------          -------------           -----------
   Net loss.........................................         $  (529)              $ (5,869)               $(6,398)
                                                        ==============          =============           ===========
Basic net loss per share, continuing operations.....         $ (0.05)                                      $ (0.57)
                                                        ==============                                  ===========
Diluted net loss per share, continuing operations...         $ (0.05)                                      $ (0.57)
                                                        ==============                                  ===========
Basic net income per share, discontinued operations.         $    --                                       $  0.01
                                                        ==============                                  ===========
Diluted net income per share, discontinued
 operations.........................................         $    --                                       $  0.01
                                                        ==============                                  ===========
Basic net loss per share............................         $ (0.05)                                      $ (0.56)
                                                        ==============                                  ===========
Diluted net loss per share..........................         $ (0.05)                                      $ (0.56)
                                                        ==============                                  ===========
Common shares used in the calculations
  of basic net loss per share.......................          11,335                                        11,335
                                                        ==============                                  ===========
Common and common equivalent shares used in the
 calculations of diluted net loss per share.........          11,335                                        11,335
                                                        ==============                                  ===========
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(a)  This adjustment represents the LAN Division's revenues, cost of revenues and associated operating expenses.

(b) This adjustment represents the valuation allowance which would have been recorded against the Company's Internet Division deferred tax assets. As a result of the sale of the LAN Division, certain tax planning strategies
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     and other tax attributes no longer support the full valuation of the existing deferred tax assets

(c) This adjustment represents the estimated valuation allowance which would have been recorded against deferred tax assets generated by the LAN Division, the operating results of the LAN Division, as well as the estimated gain/loss on the disposal, including transaction expenses incurred and accrued as a result of the sale of the LAN Division. Such expenses are directly attributable to the sale transaction and are primarily related to reserves taken against the lease of the Company's Alameda, California headquarters, investment advisory, legal and accounting fees and certain expenses related to employees of the LAN Division.